Pike Electric Corporation Announces Fourth Quarter and Fiscal 2010 Results

MT. AIRY, N.C., Sept. 7 /PRNewswire-FirstCall/ -- Pike Electric Corporation (NYSE: PIKE), a leading energy solutions provider, today announced that revenues for its fourth quarter ended June 30, 2010 were $120.7 million, compared with $128.5 million for its 2009 fourth quarter. The Company had a net loss in the 2010 fourth quarter of $4.0 million or ($0.12) per diluted share, versus net income of $2.5 million or $0.07 per diluted share in the prior year's fourth quarter.

Total revenues for the 2010 fiscal year were $504.1 million, compared with $613.5 million for the prior year.  The comparative decrease primarily was the result of a spike in demand for storm restoration services in fiscal 2009 due to utility damages from hurricanes Gustav and Ike and severe Midwestern winter storms.  Storm restoration revenues were $46.6 million for fiscal 2010 compared with $152.9 million in fiscal 2009.

Core revenues decreased slightly to $457.5 million for fiscal 2010 from $460.6 million for fiscal 2009.  While transmission, engineering and substation services grew in 2010, distribution services continued to be negatively impacted by the weak housing market and tight credit conditions, which have slowed utility growth and reduced maintenance spending.

The net loss for the 2010 fiscal year was $13.5 million or ($0.41) per diluted share, compared with net income of $31.6 million or $0.96 per diluted share in fiscal 2009.  Included in the fiscal 2010 net loss is an $8.9 million restructuring charge ($5.5 million or $0.17 per diluted share on an after-tax basis) consisting of $1.0 million for severance and other termination benefits and a $7.9 million non-cash write-down of fleet and other fixed assets to be disposed.

The Company's Chairman and CEO, J. Eric Pike said, "While the Company's 2010 financial results are disappointing, we are beginning to see some improvement.  Our siting, engineering, substation and transmission services continue to experience strong growth, and our distribution customers are adding headcount for the first time in two years, which may forecast a gradual improvement in our distribution services.   We are not waiting for the economy to improve, but are doing the necessary things that will drive our growth and put us in a better position when the economy returns.  For example, during the fourth quarter we reduced the term portion of our debt by $26 million.  In addition, our recent acquisition of Klondyke Construction opens new opportunities to pursue large scale engineering, procurement and construction contracts and develop the renewable energy infrastructure in the Southwest region of the country."

Mr. Pike added, "Building on these accomplishments, Pike recently added international engineering, procurement and distribution construction projects in Tanzania on the east coast of Africa through a strategic partnership.  The expenses incurred this quarter related to establishing these ventures will provide geographic expansion and provide us with meaningful new opportunities for growth in the coming years.  We are continuing to pursue other international opportunities that can open new markets to us and expand our geographic footprint."

"While economic conditions make it difficult to predict the outcome of our 2011 fiscal year, we believe we are well positioned as we move forward," Mr. Pike concluded.

Conference Call

The Company will host a conference call at 11:00 a.m. Eastern Time today. The call can be accessed by dialing (888) 299-7209, or (719) 785-1754 for international callers. Interested parties may also listen to a simultaneous webcast of the conference call by logging onto the Company's website at www.pike.com. Click on the "Investor Center" home page and scroll down to "Upcoming Events" to access the event.

A replay will be available shortly after the call and can be accessed by dialing (888) 203-1112 or for international callers (719) 457-0820, and entering the passcode 6759439.  The replay will remain available until midnight Eastern on September 14, 2010. An on-demand replay of the conference call will also remain available in the "Investor Center" of the Company's website at www.pike.com for a limited time following the conclusion of the call.

About Pike

Pike Electric is a leading provider of energy solutions to investor-owned utilities, electric co-operatives and independent power providers in the United States and abroad. Our comprehensive services include siting, permitting, engineering design, installation, maintenance and repair of power delivery systems, including renewable energy projects.  Our common stock is traded on the New York Stock Exchange under the symbol PIKE. For more information, visit us online at www.pike.com.

Safe Harbor

This press release and other statements we make from time to time in the future may contain forward-looking statements that relate to Pike Electric's plans, objectives and future estimates. These statements include, among others, statements related to our international engineering, procurement and distribution construction projects in Tanzania, our geographical expansion providing us with meaningful new opportunities for growth in coming years, and our pursuit of other international opportunities.   These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and speak only as of the date of this release. The terms "should," "believe," "plan," "expect," "anticipate," "estimate," "intend" and "project" and similar words or expressions are intended to identify forward-looking statements. Various risks, uncertainties and other factors could cause actual results to differ materially from those expressed in any forward-looking statements. For a more detailed list of such risks, uncertainties and other factors, please refer to the Risk Factor section of Pike Electric's Annual Reports on Form 10-K and in its other periodic filings with the Securities and Exchange Commission. Pike Electric makes no commitment to update any forward-looking statement, or to disclose any facts, events, or circumstances after the date of this release that may affect the accuracy of any forward-looking statement, except as may be required by applicable law.

Tables follow

PIKE ELECTRIC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three months ended June 30,		Twelve months ended June 30,
	2010	2009	2010	2009
Core revenues	$ 116,861	$ 118,418	$ 457,448	$ 460,630
Storm restoration revenues	3,874	10,044	46,636	152,846
Total revenues	120,735	128,462	504,084	613,476
Cost of operations	112,030	109,715	456,317	503,203

Gross profit	8,705	18,747	47,767	110,273
General and administrative expenses	13,732	13,641	51,994	50,248
Loss on sale and impairment of property and equipment	37	167	1,239	2,116
Restructuring expenses	(38)	-	8,945	-

(Loss) income from operations	(5,026)	4,939	(14,411)	57,909
Other expense (income):
Interest expense	1,824	2,030	7,908	9,258
Other, net	(70)	(806)	(298)	(1,552)
Total other expense	1,754	1,224	7,610	7,706

(Loss) income before income taxes	(6,780)	3,715	(22,021)	50,203
Income tax (benefit) expense	(2,760)	1,257	(8,562)	18,634

Net (loss) income	$ (4,020)	$ 2,458	$ (13,459)	$ 31,569

Net (loss) earnings per share:
Basic	$ (0.12)	$ 0.07	$ (0.41)	$ 0.96
Diluted	$ (0.12)	$ 0.07	$ (0.41)	$ 0.94

Shares used in computing (loss) earnings per share:
Basic	33,169	33,058	33,132	33,023
Diluted	33,169	33,773	33,132	33,741

PIKE ELECTRIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	June 30,	June 30,
	2010	2009
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$ 11,133	$ 43,820
Accounts receivable from customers, net	64,672	57,766
Costs and estimated earnings in excess of billings
on uncompleted contracts	50,215	46,674
Inventories	6,401	7,718
Prepaid expenses and other	8,217	5,481
Assets held for sale	898	825
Deferred income taxes	10,526	13,649
Total current assets	152,062	175,933
Property and equipment, net	194,885	222,539
Goodwill	114,778	106,865
Other intangibles, net	38,527	40,139
Deferred loan costs, net	3,021	2,028
Other assets	2,105	1,465
Total assets	$ 505,378	$ 548,969

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$ 17,484	$ 13,231
Accrued compensation	22,589	23,002
Billings in excess of costs and estimated earnings
on uncompleted contracts	8,925	5,176
Accrued expenses and other	6,112	8,301
Current portion deferred compensation	-	1,402
Current portion of insurance claim accruals	23,422	26,442
Total current liabilities	78,532	77,554
Long-term debt	114,500	140,500
Insurance and claim accruals, net of current portion	6,005	7,335
Deferred compensation, net of current portion	5,844	5,563
Deferred income taxes	48,170	57,251

Other liabilities	2,859	3,801
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001 per share; 100,000 shares
authorized; no shares issued and outstanding	-	-
Common stock, par value $0.001 per share; 100,000 shares
authorized; 33,544 and 33,462 shares issued and outstanding
at June 30, 2010 and June 30, 2009, respectively	6,427	6,427
Additional paid-in capital	158,030	153,035
Accumulated other comprehensive loss, net of taxes	(142)	(1,109)
Retained earnings	85,153	98,612
Total stockholders’ equity	249,468	256,965
Total liabilities and stockholders’ equity	$ 505,378	$ 548,969

CONTACT:  Investor Relations Contact, +1-336-719-4622, investorrelations@pike.com